                                 EXHIBIT 4.2

                              WARRANT AGREEMENT

     THIS WARRANT AGREEMENT (the "Agreement") dated as of January 15, 1997 between RailAmerica, Inc., a Delaware corporation (the "Company") and First London Securities Corporation, a Texas corporation (the "Holder").

                                 WITNESSETH:

     WHEREAS, the Holder agreed pursuant to a Placement Agency Agreement (the "Placement Agreement") with the Company to act as the exclusive agent of the Company in connection with the private placement of securities for the Company, as set forth in the Placement Agreement dated December 16, 1996 between the Holder and the Company attached hereto as Exhibit A; and

     WHEREAS, in connection with the execution and delivery of, in consideration for, and as part of the Holder's compensation in connection with the Placement Agreement, the Company agreed to issue to the Holder warrants (the "Warrants") to purchase one hundred sixty-seven thousand (167,000) shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock") of the Company; and

     WHEREAS, the Holder has agreed to execute and deliver to the Company the Access Letter attached hereto as Exhibit B upon the issuance of the Warrants.

     NOW, THEREFORE, in consideration of the premises and the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Grant. Subject to the terms and conditions hereof, the Holder is hereby granted the right to purchase, at any time from January 15, 1997 until 5:00 P.M., Miami, Florida time, on January 15, 1998 (the "Warrant Exercise Term"), up to 167,000 shares of Common Stock.

     2. Warrant Certificates. The warrant certificate (the "Warrant Certificate") delivered and to be delivered pursuant to this Agreement shall be in the form set forth as Exhibit C attached hereto with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

     3. Exercise of Warrants. The Warrants are exercisable at a price of $5.75 per share, payable in cash or by check to the order of the Company, or any combination of cash or check, subject to adjustment as provided in Articles 6 and 7 hereof. Subject to the terms and conditions hereof, upon surrender of the Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares purchased, at the Company's principal offices (presently located at 301 Yamato Road, Suite 1190, Boca Raton, Florida 33431) the Holder shall be entitled to receive a certificate or certificates for such shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of the Common Stock). In the case of the purchase of less than all the Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable thereunder.

     4. Issuance of Certificates. Upon the exercise of the Warrants in accordance with the terms of this Agreement, the issuance of certificates for the Shares so purchased shall be made within ten business days thereafter without charge to the Holder including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 5 hereof) be issued in the name of the Holder.

     The Warrant Certificates and the certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

     The Warrant Certificates and, upon exercise of the Warrants, in part or in whole, the certificates representing the Shares shall bear a legend substantially similar to the following:

            "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the



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


     delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the issuer, stating that an exemption from registration under such Act is available."

  5. Restriction on Transfer of Warrants. The Holder of the Warrant Certificate covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof and that the Holder will comply with all applicable securities laws, rules and regulations in connection therewith.

  6. Price.

     6.1 Initial and Adjusted Purchase Price. The initial purchase price of each Warrant shall be $5.75 per Share ("Exercise Price"). The adjusted purchase price shall be the price which shall result from time to time from any and all adjustments of the initial purchase price in accordance with the provisions of Article 7 hereof.

     6.2 Purchase Price. The term "Exercise Price" herein shall mean the initial purchase price or the adjusted purchase price, depending upon the context.

  7. Adjustments of Exercise Price and Number of Shares.

     7.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 7.1, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Options immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

     7.2 Reclassification, Consolidation, Merger, etc. In case of any reclassification of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (excluding a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder was the owner of the shares of Common Stock underlying the Warrants immediately prior to any such events, at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance.

  8. Exchange and Replacement of Warrant Certificates.  The Warrant
Certificate is exchangeable without expense, upon the surrender thereof by the Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof to the Holder.

  9. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

 10. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. Although the Common Stock is currently quoted on the Nasdaq SmallCap



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



Market, as long as the Warrants shall be outstanding, the Company shall continue its efforts to cause all Shares of Common Stock issuable upon the exercise of the Warrants to be quoted on the Nasdaq National Market.

  11.       Piggyback Registration.

                 (a) For a period of one year from the date of this Agreement, if the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Act"), other than in connection with a merger or pursuant to Form S-8, it will give written notice to the Holder at least fifteen days prior to the filing of each such registration statement of its intention to do so. If the Holder notifies the Company within five days after receipt of any such notice of its desire to include the Warrants and/or the Shares of Common Stock issuable upon the exercise of the Warrants in such proposed registration statement, the Company shall afford the Holder the opportunity to do so. The obligation of the Company to give such notice shall be limited to the Holder.

                 (b) Notwithstanding the provisions of this Section 11, the
            Company shall have the right at any time after it shall have given written notice pursuant to this Section 11 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw same after the filing but prior to the effective date thereof.

                 (c) The obligations of the Company identified in this Section
            11 shall be suspended and tolled for such periods of time (the "Registration Suspension Period") as is necessary so that under no circumstances shall the registered resale of Shares of Common Stock issuable upon the exercise of the Warrants commence within ninety days after the commencement of an underwritten primary public offering of the Company's equity securities (a "Public Offering"). The Holder acknowledges and agrees that during the Registration Suspension Period it shall not resell the Shares issuable upon the exercise of the Warrants.

  12.       Covenants of the Company with Respect to Registration.

                  (a) In connection with any registration under Section 11
            hereof the Company agrees as follows:

                     (i) to prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective;

                     (ii) to prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the requirements of the Act and the rules and regulations promulgated by the SEC thereunder relating to the sale or other disposition of the securities covered by such registration statement;

                     (iii) to furnish to Holder such numbers of copies of a
                  prospectus, including a preliminary prospectus, complying with the requirements of the Act, and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by Holder, but the Holder shall not be entitled to use any selling materials other than a prospectus and such other materials as may be approved by the Company, which approval will not be unreasonably withheld; and

                     (iv) to use its best efforts to register or qualify the securities covered by such registration statement under the Securities Acts of such states as the Holder shall reasonably request ("State Acts"), and do any and all such other acts and things as may be necessary or advisable to enable the Holder to consummate the public sale or other disposition of the securities owned by such Holder in such states; provided, however, that the Company shall not be obligated to register or qualify such securities in any jurisdiction in which such registration or qualification would require the Company to qualify as a foreign corporation or file any general consent to service of process where it is not then so qualified or has not theretofore so consented.

                  (b)Except as provided below in this Section 12, the expenses incurred by the Company in connection with action taken by the Company to comply with this Section 12, including, without limitation, all registration and filing fees, printing and delivery expenses, accounting fees, fees and disbursements of counsel, consultant and expert fees, premiums for liability insurance, if the Company chooses to obtain such insurance, obtained in connection with a registration statement filed to effect such compliance and all expenses, including counsel fees, of complying with State Acts, shall be paid by the Company, provided, however, that all such expenses in connection with any amendment or supplement to any registration statement filed by the Company hereunder or the related prospectus which is required to be filed more than nine months after the effective date of such registration statement because the Holder or any underwriter of the Holder's securities has not effected the disposition of the securities required to be registered shall be paid by the Holder pro rata. All fees and disbursements of any counsel, experts, or consultants employed by the Holder shall be borne by the Holder. The Company shall not be obligated in any way in connection with any registration pursuant to this Section 12 for any selling commissions or discounts payable by the Holder to any underwriter of securities to be sold by the Holder. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 12 that the Company shall have received an undertaking satisfactory to it from the Holder to pay all expenses required to be borne by the Holder and to furnish or cause to be furnished to the Company specifically for use in the preparation of the registration statement and prospectus written information concerning the securities held by the Holder and also concerning any underwriter of such securities and the intended method of disposition thereof and any additional information or documentation as the Company shall reasonably request and as may be required by administrators of the Act or State Acts in connection with the action to be taken by the Company hereunder pursuant to such registration.

                 (c) In the event of any registration of the Holder's
            securities under the Act pursuant to this Section 12, the Company will indemnify and hold harmless the Holder, its officers, directors and each underwriter of such securities, and any person who controls the Holder or any underwriter within the meaning of
            Section 15 of the Act, against all claims, actions, losses, damages, liabilities and expenses, joint or several, to which any of such persons may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Holder, its officers, directors and


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



            each underwriter of such securities, and each such controlling person or entity for any legal and any other expenses reasonably incurred by the Holder, such underwriter, or such controlling person or entity in connection with investigating or defending any such loss, action, claim, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or its based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus or said prospectus, or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the Holder or such underwriter specifically for use in the preparation thereof.

                 (d) In the event of any registration of any securities under the Act pursuant to this Section 12, the Holder will, or will furnish the written undertaking of such other person or entity as shall be acceptable to the Company to, indemnify and hold harmless the Company, its officers, directors and any person who controls such Company within the meaning of Section 15 of the Act, against losses, claims, damages, liabilities, or actions, joint or several, to which the Company, its officers, directors, or such controlling person or entity may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that any such loss, claim, damage, liability, or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus or said prospectus or said amendment or supplement in reliance upon and in conformity with



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



            written information furnished to the Company through an instrument duly executed by the Holder or any underwriter of such Holder's securities specifically for use in the preparation thereof.

     13. Notices to Holder. Nothing contained in this Agreement shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:
                 (a) the Company shall take a record of the holders of its
            shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                 (b) the Company shall offer to all the holders of its Common
            Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, including the occurrence of any of the events set forth in Section 7.2 hereof; or

                 (c) a dissolution, liquidation or winding up of the Company
            (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or



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payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

     14. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                   (a) If to the Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

                   (b) If to the Company, to the address set forth in Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holders.

     15. Supplements and Amendments. The Company and the Holder may from time to time supplement or amend this Agreement in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Holder may deem necessary or desirable.

     16. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holder inure to the benefit of their respective successors and assigns hereunder.

     17. Termination. This Agreement shall terminate at the close of business on January 15, 1998.

     18. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be construed in accordance with the laws of the State of Florida. The Company and the Holder do hereby confer exclusive jurisdiction to enforce or resolve any problems or disputes arising in connection with this Agreement, each Warrant Certificate and all matters arising out of or in connection therewith, upon the Florida State courts or the Federal courts sitting in Dade County, Florida and the Company and the Holder hereby consent to personal jurisdiction in such jurisdiction, consent to service of process by certified mail in such jurisdiction, waive any objections to venue in such jurisdiction, and waive any claim that any such court is an inconvenient forum.



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




     19. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company and the Holder.

     20. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.



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




     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                           THE COMPANY:


        [SEAL]                             RAIL AMERICA, INC.


                                           By: /s/Gary O. Marino
                                              ----------------------------------
                                              Name:  Gary O. Marino
                                              Title: Chairman of the Board,
                                                     President and Chief
                                                     Executive Officer


                                           THE HOLDER:

        [SEAL]                             FIRST LONDON SECURITIES CORPORATION


                                           By: /s/Douglas Nichols
                                              ----------------------------------
                                              Name:  Douglas Nichols
                                              Title: President




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





                                  EXHIBIT A

                                      TO

                              WARRANT AGREEMENT

                                  EXHIBIT B

                                      TO

                              WARRANT AGREEMENT

                                ACCESS LETTER

                                       January 15, 1997



RailAmerica, Inc.
301 Yamato Road
Suite 1190
Boca Raton, Florida  33431
Attn: Chairman of the Board,
      President and Chief
      Executive Officer


Dear Mr. Marino:

      This letter is in reference to the acquisition by First London Securities Corporation ("Holder") of certain warrants (the "Warrants") to purchase shares (the "Shares") of common stock, par value $.001 per share, of RailAmerica, Inc. (the "Company"), pursuant to a Warrant Agreement (the "Agreement") with the Company. In connection with such Warrant purchase and any purchase of Shares pursuant to the execution of the Warrants, the following acknowledgments, representations and agreements are hereby made by the undersigned on behalf of the Holder:

      I currently serve as the _____________________, of the Holder.

      I represent and acknowledge that all matters relating to the Company, the Agreement and the Holder's investment in the Warrants have been explained to the Holder to its satisfaction and that Holder understands the speculative nature and risks involved in this investment.

      I understand that the Company has relied on the information and representations with respect to the Holder set forth in this letter in determining whether an investment in the Company is suitable for the Holder, and I represent and warrant that all such information is true and correct as of the date hereof.

      Holder is acquiring the Warrants for investment solely for its own account and not for distribution, transfer, or resale to others.

      Holder understands that it must bear the economic risk of the acquisition of the Warrants and any Shares for the foreseeable future because (a) neither the offer and sale of the Warrants nor the offer and sale of the Shares has been registered under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws; (b) the Warrants and the Shares may therefore not be sold, transferred, pledged, or otherwise disposed of unless subsequently so registered or, an opinion satisfactory to the Company and to counsel for the Company rendered to the Company that registration under the Act or any applicable state securities laws is not required; (c) the Company does not have an obligation to register a resale of the Warrants or the Shares; and (d) the Company is under no obligation to perfect any exemption for resale of the Warrants or the Shares.

      In the event the Shares purchasable pursuant to the exercise of the Warrants have not been registered under the Act or the securities laws of any state or other jurisdiction, at the time the Warrants are exercised, Holder agrees to make any investment representation and warranty to the Company as the Company may reasonably require to ensure compliance with any applicable federal or state securities law or regulation.

      Holder understands that the certificates evidencing the Warrants and the Shares will bear a restrictive legend prohibiting the transfer thereof except in compliance with applicable state and federal securities laws and may not be transferred of record except in compliance therewith.

      Holder understands that the certificates evidencing the Warrants and the Shares will contain provisions limiting the transfer thereof.

      Holder has been afforded the opportunity to ask questions of, and receive answers from, the Company and to obtain any additional information, to the extent that the Company possesses such information or could have acquired it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the documents delivered to Holder and has in general had access to all information deemed material to an investment decision with respect to Holder's acquisition of the Warrants.

     Holder is an "Accredited Investor" as defined in Rule 501 of Regulation D.

     Holder has adequate means of providing for its current financial needs and possible contingencies and has no need for liquidity in its investment in the Company.

     Holder is able to bear the economic risks inherent in its investment in the Company. Holder further acknowledges that an important consideration bearing on its ability to bear the economic risk of its acquisition of the Warrants is whether Holder can afford a complete loss of its entire investment in the Company, and that Holder can afford a complete loss of its entire investment in the Company.

     Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and of making an informed investment decision.

     Holder acknowledges that it has discussed this letter with counsel and understands the meaning and legal consequences of the representations and warranties hereof, and Holder hereby agrees to indemnify and hold harmless the Company and its controlling persons from and against any and all loss, damage or liability due to or arising out of any misrepresentation or a breach of any warranties contained herein.

     This letter and the representations herein shall be governed by and construed under the laws of the State of Florida and shall be binding upon Holder's successors and assigns, and inure to the benefit of the Company's successors and assigns.

     Holder further acknowledges and understands the following:

     THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE WARRANTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE

PURCHASER SHOULD BE AWARE THAT IT MAY BE REQUIRED TO BEAR THE
FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

     THE PURCHASER SHOULD REVIEW EXHIBIT B.1 TO THIS AGREEMENT WHEREIN NOTICES TO RESIDENTS OF CERTAIN STATES ARE SET FORTH IN ACCORDANCE WITH SECURITIES LAWS OF SUCH STATES.


FIRST LONDON SECURITIES CORPORATION


By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

                                  EXHIBIT C

                                      TO

                              WARRANT AGREEMENT


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                           EXERCISABLE ON OR BEFORE
               5:00 P.M., MIAMI, FLORIDA TIME, JANUARY 15, 1998

No. W-1                                                         167,000 Warrants

                             WARRANT CERTIFICATE

     This Warrant Certificate certifies that FIRST LONDON SECURITIES CORPORATION (the "Holder") is the registered holder of 167,000 Warrants to purchase, at any time from January 15, 1997 until 5:00 P.M. Miami, Florida time on January 15, 1998 ("Expiration Date"), up to 167,000 shares (the "Shares") of fully-paid and non-assessable common stock, par value $.001 (the "Common Stock"), of RailAmerica, Inc., a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $5.75 per Share upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of January 15, 1997 between the Company and the Holder (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination of cash or check.

     No Warrant may be exercised after 5:00 P.M., Miami, Florida time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall expire and thereafter be null and void.

     The Warrants evidenced by this Warrant Certificate are issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holder.

     The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the Holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants.

     Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall issue to the Holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

     The Company may deem and treat the Holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the Holder hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.



Dated:  As of January 15, 1997           RAILAMERICA, INC.


[SEAL]                                   By:
                                            ------------------------------------
                                            Name:  Gary O. Marino
                                            Title: Chairman of the Board,
                                                   President and Chief
                                                   Executive Officer
Attest:


------------------------------

             FORM OF ELECTION TO PURCHASE SHARES OF COMMON STOCK
                                      OF
                              RAILAMERICA, INC.

                              NOTICE OF EXERCISE

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _______________________ (___________) shares ("Shares") of Common Stock, par value $.001 per share of RailAmerica, Inc. and herewith tenders in payment for such Shares, cash or a certified or official bank check payable in New York Clearing House Funds to the order of RailAmerica, Inc. in the amount of $________, all in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of the undersigned, whose address is ________________________________________, and that such Certificate be delivered to ________________________, whose address is
____________________________________.



Dated:                                      Signature:
                                                      --------------------------

                                                      (Signature must conform
                                                      in all respects to name
                                                      of holder as specified
                                                      on the face of the
                                                      Warrant Certificate.)




                         ------------------------------
                         ------------------------------
                        (Insert Social Security or Other
                         Identifying Number of Holder)

                             [FORM OF ASSIGNMENT]

           (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)


     FOR VALUE RECEIVED
                       ---------------------------------------------------------

hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein,

and does hereby irrevocably constitute and appoint                         ,
                                                   ------------------------

Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:                                   Signature:
                                                   -----------------------------

                                                   (Signature must conform in
                                                   all respects to name of
                                                   holder as specified on the
                                                   face of the Warrant
                                                   Certificate)



--------------------------------

--------------------------------
(Insert Social Security or Other
Identifying Number of Assignee)